Exhibit 99.1

AGREEMENT OF JOINT FILING

We, the undersigned, hereby express our agreement that the attached Schedule 13D  relating to the shares of common stock, par value $.01 per share, of Five Star Quality Care, Inc. dated as of November 14, 2016, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: November 14, 2016

ABP Acquisition LLC

By:	/s/ Adam D. Portnoy
Name:	Adam D. Portnoy
Title:	President

ABP Trust

By:	/s/ Adam D. Portnoy
Name:	Adam D. Portnoy
Title:	President

Adam D. Portnoy

/s/ Adam D. Portnoy

Barry M. Portnoy

/s/ Barry M. Portnoy